Registration No. 33-59383

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                           Post-Effective Amendment No. 2
                                         to
                                      Form S-3

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




                            Green Mountain Power Corporation

                 (Exact name of registrant as specified in its charter)

      	Vermont                                         	03-0127430
	(State of incorporation)                         	(I.R.S. Employer
                                                 		Identification No.)


                              25 Green Mountain Drive
                         South Burlington, Vermont 05403
                        Telephone number:  (802) 864-5731
                    (Address of principal executive offices)




     	Christopher L. Dutton                       	Peter H. Zamore
	Vice President, Chief Financial Officer          	General Counsel
          	and Treasurer                 	Green Mountain Power Corporation
	Green Mountain Power Corporation             	25 Green Mountain Drive
    	25 Green Mountain Drive              	South Burlington, Vermont 05403
	South Burlington, Vermont 05403           	Telephone:  (802) 864-5731
  	Telephone:  (802) 864-5731

(Name, address, and telephone number, including area codes, of agents of service)


The Registrant hereby amends this Post-Effective Amendment No. 2 to Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Post-Effective Amendment No. 2 to Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Post-Effective Amendment shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                             EXHIBIT INDEX

	Certain of the following exhibits are filed herewith. Certain other of the following exhibits have heretofore been filed with the Securities and Exchange Commission and are incorporated herein by reference.
Exhibit
Number
*1(a)   ---  Form of Distribution Agreement relating to the New Bonds.
*1(b)   ---  Form of Underwriting Agreement relating to the New Common
             Stock.
*1(c)   ---  Form of Distribution Agreement relating to the Notes.
*1(d)   ---  Form of Underwriting Agreement relating to the New
             Preferred Stock.
+1(e)   ---  Form of Amendment to the Articles of Association, Preferred
             Stock, Class E, Series 1, of Green Mountain Power Corporation
3-a     ---  Articles of Association as restated (Exhibit 3-a, Form 10-
             K, 1993, File No. 1-8291).
3-a-1   ---  Amendment to 3-a above, dated as of May 20, 1993 (Exhibit
             3-a-1, Form 10-K 1993, File No. 1-8291).
3-b     ---  By-laws, as amended (Exhibit 3-b, Form 10-K, 1993, File No.
             1-8291).
4-a-1   ---  Indenture of First Mortgage and Deed of Trust dated as of
             February 1, 1955 (Exhibit 4-b, Registration No. 2-27300).
4-a-2   ---  First Supplemental Indenture dated as of April 1, 1961
             (Exhibit 4-b-2, Registration No. 2-75293).
4-a-3   ---  Second Supplemental Indenture dated as of January 1, 1966
             (Exhibit 4-b-3, Registration No. 2-75293).
4-a-4   ---  Third Supplemental Indenture dated as of July 1, 1968
             (Exhibit 4-b-4, Registration No. 2-75293).
4-a-5   ---  Fourth Supplemental Indenture dated as of October 1, 1969
             (Exhibit 4-b-5, Registration No. 2-75293).
4-a-6   ---  Fifth Supplemental Indenture dated as of December 1, 1973
             (Exhibit 4-b-6, Registration No. 2-75293).
4-a-7   ---  Seventh Supplemental Indenture dated as of August 1, 1976
             (Exhibit 4-a-7, Registration No. 2-99643).
4-a-8   ---  Eighth Supplemental Indenture dated as of December 1, 1979
             (Exhibit 4-a-8, Registration No. 2-99643).
4-a-9   ---  Ninth Supplemental Indenture dated as of July 15, 1985
             (Exhibit 4-a-9, Registration No. 2-99643).
4-a-10  ---  Tenth Supplemental Indenture dated as of June 15, 1989
             (Exhibit 4-b-10, Form 10-K, 1989, File No. 1-8291).
4-a-11  ---  Eleventh Supplemental Indenture dated as of September 1,
             1990 (Exhibit 4-b-11, Form 10-Q, September 1990, File No. 1-
             8291).
4-a-12  ---  Twelfth Supplemental Indenture dated as of March 1, 1992
             (Exhibit 4-b-12, Form 10-K, 1991, File No. 1-8291).
4-a-13  ---  Thirteenth Supplemental Indenture dated as of March 1, 1992
             (Exhibit 4-b-13, Form 10-K, 1991, File No. 1-8291).
4-a-14  ---  Fourteenth Supplement Indenture dated as of November 1,
             1993 (Exhibit 4-b-14, Form 10-K 1993, File No. 1-8291)
4-a-15  ---  Fifteenth Supplemental Indenture dated as of November 1,
             1993 (Exhibit 4-b-15, Form 10-K 1993, File No. 1-8291).
*4-a-16 ---  Sixteenth Supplemental Indenture  dated December 1, 1995
             (Exhibit 5-b-16, Form 10-K 1995, File No. 1-8291).
*4-a-17 ---  Revised form of Indenture (Exhibit  4-a-17, Form 10-Q,
             September 1995, File No. 1-8291).
*5-a-1  ---  Opinion of Hunton & Williams.
*5-a-2  ---  Opinion of Peter H. Zamore, Esq.
*5-a-3  ---  Opinion of Hunton & Williams.
*5-a-4  ---  Opinion of  Michael H. Lipson, Esq.
*12     ---  Computation of Ratios.
*23-a   ---  Consent of Hunton & Williams (included in their opinion filed as Exhibit 5-a-3).
*23-b   ---  Consent of  Michael H. Lipson, Esq. (included in his
             opinion filed as Exhibit 5-a-4).
*23-d   ---  Consent of Arthur Andersen LLP (contained on Page 18 of this Registration Statement).
*24-a   ---  Power of Attorney (Contained on Page 16 of the Registration
             Statement).
*24-b   ---  Power of Attorney (Filed on Page 30 of this Post-Effective
             Amendment No. 1 to the Registration Statement).
*25     ---  Statement of Eligibility of the Corporate Mortgage Trustee
             on Form T-1.
*25-b   ---  Statement of Eligibility of the Indenture Trustee on Form T-1.

*Previously filed as a part of this registration statement.
+Filed herewith.


SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, and State of Vermont on the 10th day of October, 1996.
                                   	GREEN MOUNTAIN POWER CORPORATION
                                   	(Registrant)

                                   	By:/s/ Christopher L. Dutton
                                     		Christopher L. Dutton, Vice President,
                                     		Chief Financial Officer & Treasurer

	Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the date indicated.
     Signature                        Title                        Date

                               President and Director       October 10, 1996
  /s/ Douglas G. Hyde         (Principal Executive Officer)
     Douglas G. Hyde
                            Vice President, Chief Financial October 10, 1996
  /s/ Christopher L. Dutton       Officer & Treasurer
     Christopher L. Dutton      (Principal Financial Officer)

  /s/ Robert J. Griffin      Manager of General Accounting  October 10, 1996
     Robert J. Griffin        (Principal Accounting Officer)

            *
     Thomas P. Salmon          Chairman of the Board

            *
     Robert E. Boardman     }

            *
     Nordahl L. Brue        }

             *
     William H. Bruett      }

             *
     Merrill O. Burns       }

             *
     Lorraine E. Chickering }
                                           Directors

     John V. Cleary         }

             *
     Richard I. Fricke      }


     Euclid A. Irving       }

             *
     Martin L. Johnson      }

             *
     Ruth W. Page           }

*By: /s/ C.L. Dutton                                    October 10, 1996
     C. L. Dutton
     (Attorney - in - Fact)